EXHIBIT 31.1

CERTIFICATION WITH RESPECT TO ANNUAL REPORT OF

LANDRY’S RESTAURANTS, INC.

I, Tilman J. Fertitta, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Landry’s Restaurants, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 29, 2008

/s/ Tilman J. Fertitta Tilman J. Fertitta Chairman of the Board, President and Chief Executive Officer